UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

Able Energy, Inc.
(Exact name of registrant specified in charter)

Delaware	001-15035	22-3520840
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

198 Green Pond Road, Rockaway, NJ 07866
(Address of principal executive offices)  (Zip Code)

(973) 625-1012
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a related Audit Report or Completed Interim Review.

As previously announced in its Current Report on Form 8-K dated and filed on August 13, 2007 (the “Form 8-K”), the Company dismissed Marcum & Kliegman, LLP (“M&K”) as its independent registered public accounting firm. Thereafter, in an amendment to the Form 8-K  filed on September 19, 2007, the Company filed a letter from M&K to the Securities and Exchange Commission responding to the Form 8-K. In that letter, among other things, M&K stated it was “no longer willing to be associated with the condensed consolidated financial statements of the Company for the quarterly periods ended September 30, 2006 and December 31, 2006 and have withdrawn our completed reviews relating to such financial statements. Accordingly, those financial statements are effectively filed without the review by the Company’s independent registered public accountants as required by Article 10 of Regulation S-X.” As a result, the condensed consolidated financial statements of the Company for the quarters ended September 30, 2006 and December 31, 2006 in the Form 10-Q filed by the Company for each of those periods should no longer be relied upon.

The Company is about to file an amendment to its quarterly report on Form 10-Q for the period ended September 30, 2006 (the “Form10-Q/A”), which was originally filed on July 24, 2007. The financial statements therein have been reviewed in accordance with SAS #100 by Lazar Levine & Felix, LLP, the Company’s current independent registered public accounting firm and the Company’s Audit Committee.

In the Form 10-Q/A, there were no major changes made to the body or disclosures in the Report as a result of Lazar Levine & Felix’s review, except for an amortization cost increase of $540,000 reflected throughout the financial statements and applicable note disclosures as a result of not obtaining the financing, Note 2 (Going Concern, Liquidity and Capital Resources and Management’s Plans) where the Company updated balances through the date of the filing and Extension dates and compliance filings and Note 20 (Subsequent Events) to the financial statements regarding subsequent events that occurred since July 24, 2007, in which the Company discloses (i) changes in officers, (ii) additional loans under and refinancing of various loan and agreements of the Company (including financing agreements of All American Plazas, Inc. (now known as All American Properties, Inc.) (“AAP”) that were assumed by a newly formed, wholly-owned subsidiary of the Company in the acquisition of assets of AAP which closed as of May 30, 2007), (iii) updates of litigation matters (including the commencement of arbitration proceedings by the Company and AAP against Manns Haggerskjold of North America, Ltd. to recover fees paid to Manns to obtain financing for the Company and AAP, the settlement of an action against Summit Ventures, Inc., a second subpoena issued to the Company by the SEC for the production of documents and a summons and complaint served on the Company and others which inter alia seeks class action status filed by the shareholders of CCI Group Inc.), (iv) entry into a consulting agreement with a related party, (v) the dismissal of M&K as the Company’s independent registered public accounting firm and the engagement of Lazar Levine & Felix as the Company’s new independent registered public accounting firm, (vi) the law suit the Company filed against M&K for breach of contract, gross negligence and defamation and (vii) various other narrative changes throughout the Form 10-Q/A.  The Company’s Audit Committee reviewed and discussed these changes and the other disclosures contained in this Item 4.02 with the Company’s current independent auditors.

The Company anticipates that it will shortly file an amended quarterly report on Form 10-Q for the period ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of January, 2008.

ABLE ENERGY, INC.

By:	/s/ Gregory D. Frost
Name:	Gregory D. Frost
Title:	Chief Executive Officer

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